Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer B. Reiners and David A. Gardella, and each of them, his/her true and lawful attorney-in-fact and agent in any and all capacities, to:

(1)         execute for and on behalf of the undersigned, in the undersigned’s capacity as a director or officer of Donnelley Financial Solutions, Inc. (“the Company”), a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, (the “Securities Act”) and any and all amendments (including post-effective amendments) thereto; and

(2)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form S-1, and timely file such Form(s) with the United States Securities and Exchange Commission and the New York Stock Exchange; and

(3)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact named herein full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act.

The undersigned revokes all prior powers of attorney related to the subject matter of this Power of Attorney. This Power of Attorney shall remain in full force and effect until (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 14th day of February, 2017.

/s/ Gary G. Greenfield	/s/ Lois M. Martin
Gary G. Greenfield	Lois M. Martin

/s/ Charles D. Drucker	/s/ Nanci E. Caldwell
Charles D. Drucker	Nanci E. Caldwell

/s/ Richard L. Crandall	/s/ Oliver R. Sockwell
Richard L. Crandall	Oliver R. Sockwell

/s/ Luis A. Aguilar
Luis A. Aguilar